EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Chief Financial Officer of W Holding Company, Inc. (the “Registrant”), hereby certifies that to his knowledge, on the date hereof:
(a)	the Form 10-K of the Registrant for the Period Ended December 31, 2007, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
     Pursuant to Securities and Exchange Commission Release 33-8238, dated June 5, 2003, this certification is being furnished and shall not be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or incorporated by reference in any registration statement of the Registrant filed under the Securities Act of 1933, as amended, except to the extent that the Registrant specifically incorporates it by reference.
A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Freddy Maldonado

Freddy Maldonado
Chief Financial Officer March 16, 2009